SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549

                                 FORM 8-A


            FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR (g) OF THE
                     SECURITIES EXCHANGE ACT OF 1934


                     FIRST TRUST EXCHANGE-TRADED FUND
--------------------------------------------------------------------------------
          (Exact name of registrant as specified in its charter)


              MASSACHUSETTS                              20-8690450
                                                         20-8690033
                                                         20-8690654
---------------------------------------- ---------------------------------------
(State of Incorporation or Organization)   (I.R.S. Employer Identification Nos.)


1001 Warrenville Road, Suite 300, Lisle, Illinois           60532
-------------------------------------------------       -------------
    (Address of Principal Executive Offices)              (Zip Code)


If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.--
[X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.--
[ ]

Securities Act registration statement file number to which this form relates: 333-125751.

Securities to be registered pursuant to Section 12(b) of the Act:

                TITLE OF EACH CLASS                    NAME OF EACH EXCHANGE ON WHICH EACH CLASS
                TO BE SO REGISTERED                               IS TO BE REGISTERED

   Common Shares of Beneficial Interest, $.01 par                   NYSE Arca, Inc.
                  value per share,
                         of
   First Trust ISE-Revere Natural Gas Index Fund

   Common Shares of Beneficial Interest, $.01 par                   NYSE Arca, Inc.
                  value per share,
                         of
          First Trust ISE Water Index Fund

   Common Shares of Beneficial Interest, $.01 par                   NYSE Arca, Inc.
                  value per share,
                         of
         First Trust ISE Chindia Index Fund



Securities to be registered pursuant to Section 12(g) of the Act:

                                   NONE
                        ---------------------------
                             (Title of Class)

              INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The securities to be registered hereunder are common shares of beneficial interest, $.01 par value per share (the "Shares"), of each of First Trust ISE-Revere Natural Gas Index Fund, First Trust ISE Water Index Fund and First Trust ISE Chindia Index Fund, each a series of the First Trust Exchange-Traded Fund (the "Registrant"). An application for listing of the Shares has been filed with NYSE Arca, Inc. A description of the Shares is contained in the Preliminary Prospectus, which is a part of the Registration Statement on Form N-1A (Registration Nos. 333-125751 and 811-21774), filed with the Securities and Exchange Commission on February 9, 2007. Such description is incorporated by reference herein.


ITEM 2.  EXHIBITS

         Pursuant to the "Instruction as to Exhibits" of Form 8-A, no exhibits are filed herewith or incorporated by reference.

                                SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    FIRST TRUST EXCHANGE-TRADED FUND



                                    By: /s/ W. Scott Jardine
                                        -----------------------------------
                                        W. Scott Jardine, Secretary


April 20, 2007